UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   FORM 8-K/A

                       AMENDMENT TO APPLICATION or REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report:  July 12, 1999

                              Alltrista Corporation


      Indiana                   0-21052                  35-1828377
State of Incorporation   Commission File Number   IRS Identification Number

                5875 Castle Creek Parkway, North Drive, Suite 440
                        Indianapolis, Indiana 46250-4330

       Registrant's telephone number, including area code:  (317) 577-5000

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

Effective April 25, 1999 Alltrista Corporation (the "Company") acquired the net assets of Triangle Plastics, Inc. and its TriEnda subsidiary ("Triangle Plastics") for $148.0 million in cash.

Effective May 24, 1999, Alltrista Plastics Corporation ("Alltrista Plastics"), a wholly owned subsidiary of the Company, sold the assets of its plastic packaging operation to Spartech Plastics, Inc. ("Spartech Plastics"), a subsidiary of Spartech Corporation, for $28.7 million cash plus assumption by Spartech
Plastics of certain liabilities of Alltrista Plastics. The sale to Spartech Plastics is reflected in the Company's unaudited pro forma financial statements filed as part of this report.

ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL INFORMATION AND EXHIBITS

(a)     Financial  statements  of  business  acquired.

The audited consolidated balance sheets of Triangle Plastics as of December 31, 1998 and 1997 and consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998 and Reports of Independent Accountants thereon, and unaudited condensed consolidated balance sheet as of March 31, 1999 and condensed consolidated statements of income and cash flows for the three months ended March 31, 1999 and 1998 are attached hereto as Exhibit 99.1


(b)     Pro  Forma  Financial  Information.

The following unaudited pro forma financial information has been prepared to reflect the adjustments to the Company's historical results of operations and financial positions and to give effect to the acquisition of Triangle Plastics using the purchase method of accounting and the disposal of the Company's plastic packaging operation.

Effective  April  25,  1999  the  Company  acquired  the  net assets of Triangle
Plastics for $148.0 million in cash. The purchase price is subject to post-closing adjustments based upon actual working capital as of the closing date. The excess of the purchase price plus acquisition costs over the estimated fair values of the net assets acquired will be amortized on a straight-line basis over a twenty-year period. The Company financed the acquisition with a new $250 million credit facility consisting of a six year $150 million term loan and a revolving credit facility whereby the Company can borrow up to $100 million through March 31, 2005, when all borrowings mature. The term loan requires quarterly payments of principal escalating from an annual aggregate amount of $15.0 million in the first year to $30.0 million in the fifth and sixth year. Interest on the borrowings is based upon fixed increments over the adjusted London Interbank Offered Rate or the agent bank's alternate borrowing rate as defined in the agreement.

Effective May 24, 1999, Alltrista Plastics sold the assets of its plastic packaging operation to Spartech Plastics for $28.7 million cash plus the assumption by Spartech Plastics of certain liabilities of Alltrista Plastics. The purchase price is subject to post-closing adjustments based upon actual net working capital as of the closing date. The proceeds from the sale were used to pay down short-term debt.

The unaudited pro forma combined statements of income for the year ended December 31, 1998 and for the three months ended March 28, 1999 are based on the combined historical results of operations adjusted to give effect to the noted transactions as if they had occurred on January 1, 1998. The unaudited pro
forma  combined  statements  of  income  do   not  reflect  any  benefits  from
operational synergies that may result from the acquisition of Triangle Plastics.

The unaudited pro forma combined balance sheet gives effect to the transactions as if they had occurred on March 28, 1999. The unaudited pro forma combined balance sheet includes the adjustments necessary to reflect the allocation of the Triangle Plastics acquisition cost to the fair values of the assets acquired and liabilities assumed. The allocation is based on preliminary estimates of the fair value of the related assets and liabilities. The actual allocation of such consideration may differ from that reflected in the pro forma financial information after certain valuations and other procedures have been performed. The Company does not expect that the final allocation of the aggregate purchase price will differ materially from the preliminary allocations. The unaudited pro forma combined balance sheet also includes adjustments necessary to remove the Alltrista Plastics' assets purchased and liabilities assumed by Spartech Plastics.

The unaudited pro forma combined financial information is not necessarily indicative of the Company's results of operations or financial position had the Triangle Plastics acquisition or the plastic packaging sale reflected therein actually been consummated at the assumed dates, nor is it necessarily indicative of the Company's results of operations or financial position for any future period. The unaudited pro forma combined financial information should be read in conjunction with the Company's consolidated Financial Statements and notes thereto incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the quarter ended March 28, 1999.



Alltrista  Corporation  and  Triangle  Plastics,  Inc.
Unaudited  Pro  Forma  Combined  Statement  of  Income
Three  Months  Ended  March  28,  1999
(In  thousands  except  per  share  amounts)


                                                   Alltrista      Triangle
                                                   Corporation    Plastics      Pro Forma           Pro Forma
                                                   Historical     Historical    Adjustments         Combined
                                                   -------------  ------------  -------------       -----------
Net sales                                          $     51,634   $    29,608   $     (7,727)  (1)  $   73,515
Costs and expenses
     Cost of sales                                       39,341        23,677         (5,860)  (1)      57,294
                                                                                         136   (2)
     Selling, general and administrative expenses         8,556         3,192           (585)  (1)      12,151
                                                                                       1,182   (3)
                                                                                        (194)  (4)
                                                   -------------  ------------  -------------       -----------
Operating earnings                                        3,737         2,739         (2,406)            4,070
Interest expense, net                                      (568)         (901)        (1,439)  (5)      (2,908)
                                                   -------------  ------------  -------------       -----------
Income from continuing operations before taxes            3,169         1,838         (3,845)            1,162
Provision for income taxes                               (1,206)            -            762   (6)        (444)
                                                   -------------  ------------  -------------       -----------
Income from continuing operations                  $      1,963   $     1,838   $     (3,083)       $      718
                                                   =============  ============  =============       ===========

Income from continuing operations per share:
     Basic                                         $       0.29                                     $     0.11
     Dilutive                                      $       0.29                                     $     0.10

Weighted average shares outstanding:
     Basic                                                6,749                                          6,749
     Dilutive                                             6,844                                          6,844


See  accompanying  Notes  to  Unaudited  Pro  Forma  Combined  Financial  Information



Alltrista  Corporation  and  Triangle  Plastics,  Inc.
Unaudited  Pro  Forma  Combined  Statement  of  Income
Twelve  Months  Ended  December  31,  1998
(in  thousands  except  per  share  amounts)


                                                   Alltrista      Triangle
                                                   Corporation    Plastics      Pro Forma           Pro Forma
                                                   Historical     Historical    Adjustments         Combined
                                                   -------------  ------------  -------------       -----------
Net sales                                          $    244,046   $   114,055   $    (28,100)  (1)  $  330,001
Costs and expenses
     Cost of sales                                      174,333        87,040        (23,454)  (1)     238,533
                                                                                         614   (2)
     Selling, general and administrative expenses        38,249        16,924         (2,117)  (1)      53,660
                                                                                          98   (2)
                                                                                       4,727   (3)
                                                                                      (4,221)  (4)
     Cost to exit facility                                1,260             -              -             1,260
                                                   -------------  ------------  -------------       -----------
Operating earnings                                       30,204        10,091         (3,747)           36,548
Interest expense, net                                    (1,822)       (3,975)        (4,667)  (5)     (10,464)
                                                   -------------  ------------  -------------       -----------
Income from continuing operations before taxes           28,382         6,116         (8,414)           26,084
Provision for income taxes                              (10,785)          (36)           909   (6)      (9,912)
                                                   -------------  ------------  -------------       -----------
Income from continuing operations                  $     17,597   $     6,080   $     (7,505)       $   16,172
                                                   =============  ============  =============       ===========

Income from continuing operations per share:
     Basic                                         $       2.48                                     $     2.28
     Dilutive                                      $       2.45                                     $     2.25

Weighted average shares outstanding:
     Basic                                                7,079                                          7,079
     Dilutive                                             7,195                                          7,195


See  accompanying  Notes  to  Unaudited  Pro  Forma  Combined  Financial  Information



Alltrista  Corporation  and  Triangle  Plastics,  Inc.
Unaudited  Pro  Forma  Balance  Sheet
March  28,  1999
(In  thousands  of  dollars)


                                            Alltrista      Triangle
                                            Corporation    Plastics      Pro Forma            Pro Forma
                                            Historical     Historical    Adjustments          Combined
                                            -------------  ------------  -------------        -----------
ASSETS
Current assets
   Cash and cash equivalents                $      2,264   $         2   $          -         $    2,266
   Accounts receivable, net                       31,329        19,120         (1,952)   (7)      48,497
   Inventories                                    53,332        13,421         (1,550)   (7)      65,203
   Deferred taxes on income                        4,512             -              -              4,512
   Prepaid expenses                                1,857           774            (16)   (7)       2,615
                                            -------------  ------------  -------------        -----------
      Total current assets                        93,294        33,317         (3,518)           123,093

Property, plant and equipment, at cost           151,067        38,266        (33,386)   (7)     163,776
                                                                                7,829    (8)
Accumulated depreciation                        (103,565)      (11,353)        27,364    (7)     (76,201)
                                                                               11,353    (8)
                                            -------------  ------------  -------------        -----------
                                                  47,502        26,913         13,160             87,575

Goodwill, net                                     24,199         1,961         95,355    (9)     119,554
                                                                               (1,961)  (10)
Other assets                                       8,291           634            (44)   (7)      11,113
                                                                                2,232   (11)
                                            -------------  ------------  -------------        -----------
Total assets                                $    173,286   $    62,825   $    105,224         $  341,335
                                            =============  ============  =============        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
   Current portion of long-term debt        $      4,286   $     7,107   $      3,607   (12)  $   15,000
   Notes payable                                   2,900        23,240        (21,940)  (12)       4,200
   Accounts payable                               25,281         7,216         (1,639)   (7)      30,858
   Other current liabilities                      13,018         2,646           (945)   (7)      23,357
                                                                                8,638   (13)
                                            -------------  ------------  -------------        -----------
      Total current liabilities                   45,485        40,209        (12,279)            73,415
                                            -------------  ------------  -------------        -----------

Noncurrent liabilities
   Long-term debt                                 21,429        19,582         94,496   (12)     135,507
   Other noncurrent liabilities                    9,920           381         13,500   (14)      23,801
                                            -------------  ------------  -------------        -----------
      Total noncurrent liabilities                31,349        19,963        107,996            159,308
                                            -------------  ------------  -------------        -----------

Contigencies

Shareholders' equity:
   Common stock                                   40,446           217           (217)  (15)      40,446
   Retained earnings                              86,138         4,109         (4,109)  (15)      98,298
                                                                               12,160   (16)
   Accumulated other comprehensive income -
      cumulative translation adjustment             (509)            -                              (509)
                                            -------------  ------------  -------------        -----------
                                                 126,075         4,326          7,834            138,235
   Less treasury stock                           (29,623)       (1,673)         1,673   (15)     (29,623)
                                            -------------  ------------  -------------        -----------
      Total shareholders' equity                  96,452         2,653          9,507            108,612
                                            -------------  ------------  -------------        -----------
Total liabilities and shareholders' equity  $    173,286   $    62,825   $    105,224         $  341,335
                                            =============  ============  =============        ===========


See  accompanying  Notes  to  Unaudited  Pro  Forma  Combined  Financial  Information

Alltrista  Corporation  and  Triangle  Plastics,  Inc.
Notes  to  Unaudited  Pro  Forma  Combined  Financial  Information

Following is a description of pro forma adjustments reflected in the Unaudited Pro Forma Combined Statements of Income and Balance Sheet:

(1) Represents the removal of the plastic packaging product line operating results.

(2) Represents the increase in depreciation expense due to recording the fixed assets of Triangle Plastics at fair value.

(3) Represents the amortization of the goodwill recorded in the acquisition and the elimination of goodwill amortization recorded by Triangle Plastics from former acquisitions.

(4) Represents the elimination of expenses specifically related to the former owners of Triangle Plastics. These expenses consist primarily of compensation and acquisition costs.

(5) Represents the incremental interest expense and fees relating to the financing of the transactions. Interest on the borrowings is based upon fixed increments over the adjusted London Interbank Offered Rate or the agent bank's alternate borrowing rate as defined in the agreement. The average borrowing rate for three months ended March 31, 1999 and the twelve months ended December 31, 1998 was 7.0%. If the average borrowing rate had fluctuated 1/8% for the three months ended March 31, 1999, the pro forma interest expense would have changed by $47,000. If the average borrowing rate had fluctuated by 1/8% in 1998, the pro forma interest expense would have changed by $189,000.

(6) Assuming an effective tax rate of 38.2% and 38.0% for the three months ended March 31, 1999 and the twelve months ended December 31, 1998, respectively. The adjustment represents the estimated tax related to the pro forma adjustments and the taxation of Triangle Plastics historical earnings as though they were treated as a C Corporation under the provisions of the Internal Revenue Code.

(7) Represents the removal of assets purchased and liabilities assumed by Spartech Plastics.

(8) Represents the adjustment of Triangle Plastics' fixed assets to fair value.

(9)     Represents  the  goodwill  recorded  in  the  acquisition  of  Triangle
Plastics.

(10) Represents the removal of goodwill recorded on the historical balance sheet of Triangle Plastics.

(11) Represents debt issuance costs incurred in connection with the financing of the Triangle Plastics acquisition.

(12) Represents the debt incurred for the Triangle Plastics acquisition less the debt not assumed offset by the proceeds from the sale of the plastic packaging operation.

(13) Represents the liabilities resulting from the acquisition of Triangle Plastics and the sale of the plastic packaging operation including the income taxes payable on the gain from the sale.

(14) Represents the deferred tax effect of estimated differences between the book and tax basis of assets and liabilties assumed in the acquisition of Triangle Plastics.

(15)     Represents  the  elimination of Triangle Plastics shareholders' equity.

(16) Represents the gain on sale of the plastic packaging operation, net of income taxes.

(c)     Exhibits.


Exhibit  No.     Description

23.1             Consent of Independent Auditors

23.2             Consent of Independent Public Accountants

99.1             Financial Statements of Business Acquired.




SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized


                              ALLTRISTA CORPORATION
                                  (Registrant)






     /s/  Kevin  D.  Bower

     Kevin  D.  Bower
     Senior  Vice  President  and  Chief  Financial  Officer
     July 12, 1999

EXHIBIT  INDEX

Exhibit  No.

23.1     Consent of Independent Auditors

23.2     Consent of Independent Public Accountants

99.1     Financial Statements of Business Acquired.